Product supplement BA	Registration Statement No. 333-184193
To prospectus dated September 28, 2012 and	Dated September 28, 2012
prospectus supplement dated September 28, 2012, each as may be amended	Securities Act of 1933, Rule 424(b)(2)
Securities Linked to the Performance of a Currency Relative to a Reference Currency, a Currency Based Index or a Basket of such Currencies and/or Indices

General

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Deutsche Bank AG may, from time to time, offer and sell securities (the “securities”) linked to the performance of a currency (a “Currency”) relative to a reference currency, a currency based index (an “Index”) or a basket (a “Basket”) of such Currencies and/or Indices (each a “Basket Component”). Each Currency, Index and Basket will be referred to as an “Underlying.”

•
This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe the terms that apply specifically to the securities, including any changes to the terms specified below; and that term sheet or pricing supplement and/or an underlying supplement will describe any Underlying or Basket Components to which the securities are linked. We refer to such term sheets and pricing supplements generally as “pricing supplements.” If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

•	The securities are the senior unsecured obligations of Deutsche Bank AG.

•	Payment on the securities is linked to the performance of an Underlying, as described below.

•	For important information about tax consequences, see “U.S. Federal Income Tax Consequences” in this product supplement.

•	The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts, if any, will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in any Underlying or Basket Component.

•	The obligations under the securities are our obligations only, and the sponsor of any Underlying or Basket Component will have no obligations of any kind under the securities.

•	The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks, including the credit risk inherent in purchasing an obligation of Deutsche Bank AG. See “Risk Factors” beginning on page 6 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related underlying supplement or pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

September 28, 2012

TABLE OF CONTENTS

Summary Terms	2
Risk Factors	6
Description of Securities	13
The Underlyings	22
U.S. Federal Income Tax Consequences	23
Use of Proceeds; Hedging	27
Underwriting (Conflicts Of Interest)	28

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant underlying supplement, pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement, pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement or the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities, and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Underlying
For securities linked to the performance of a currency (a “Currency”) relative to a reference currency or a currency based index (an “Index”), the Underlying will be the Currency or Index designated in the relevant pricing supplement.

For securities linked to a basket (a “Basket”) of Currencies and/or Indices, the Underlying will be the Basket designated in the relevant pricing supplement. The individual Currencies and/or Indices included in the Basket (each a “Basket Component”) and the relevant weighting of each Basket Component will be set forth in the relevant pricing supplement.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement
Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement
Payment at Maturity
Unlike ordinary debt securities, the securities may not guarantee the full return of your initial investment at maturity and do not pay coupon payments. Instead, at maturity, Deutsche Bank AG will pay you a cash amount based on the performance of the Underlying, as described below or as specified in the relevant pricing supplement. The Payment at Maturity will be subject to a Minimum Payment Amount. The Minimum Payment Amount could be as low as 90% of the Face Amount. Any Payment at Maturity, including payment of the Minimum Payment Amount, is subject to the credit of the issuer.

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Minimum Payment Amount + Additional Amount

The Minimum Payment Amount may be as low as 90% of the Face Amount and the Additional Amount may be $0. Accordingly, you could lose up to 10% of your initial investment.

Additional Amount
The Additional Amount will be based on the performance of the Underlying, as measured by the Underlying Return. The “Underlying Return” will, unless otherwise specified in the relevant pricing supplement, either (a) be equal to the Currency Performance if the Underlying is a single Currency or (b) be calculated as follows if the Underlying is an Index or a Basket of Currencies and/or Indices:

Final Level – Initial Level
Initial Level

The “Currency Performance” will be calculated using one of the following formulas, or such other formula as may be specified in the relevant pricing supplement:

Final Level – Initial Level
Initial Level
OR
Final Level – Initial Level
Final Level
OR

Initial Level – Final Level
Initial Level
OR
Initial Level – Final Level
Final Level

If the Currency Performance is calculated either by dividing the difference between the Initial Price and the Final Price by the Initial Price or by dividing the difference between the Final Price and the Initial Price by the Final Price, the maximum Currency Performance will equal 100%. Thus, if not otherwise limited by a stated Maximum Return, the return on the securities will be limited under these formulas to a maximum of 100%. However, under these formulas, there is no comparable limit on the negative performance of the Currency. Nonetheless, the Additional Amount will not be less than $0.

Unless otherwise specified in the relevant pricing supplement:

If one or more Lock-In Levels do not apply

The Additional Amount will equal:

Face Amount × (Upside Leverage Factor × Underlying Return), subject to any Maximum Return

If one or more Lock-In Levels do apply

The Additional Amount will equal:

Face Amount × the greater of: (a) Upside Leverage Factor × Underlying Return or (b) the Maximum Lock-In Level, if any

The Additional Amount will not be less than $0.

Alternative Calculation of Payment at Maturity Using Underlying Contributions	If the relevant pricing supplement specifies, your Payment at Maturity may be based on the aggregated, weighted returns derived from the performance of two or more Underlyings.

If this method of calculation is specified, the Underlying Return of two or more Underlyings will be used to calculate a Payment at Maturity amount (each an “Underlying Contribution”) in accordance with the provisions set out above under “Payment at Maturity.” Each Underlying Contribution may be subject to a Maximum Return, a Maximum Lock-In Level and/or an Upside Leverage Factor assigned to the particular Underlying.

To calculate your Payment at Maturity, the Underlying Contribution applicable to each Underlying will be weighted (i.e., multiplied by a percentage), and the weighted Underlying Contributions will be added together to arrive at the Payment at Maturity.

Early Redemption
If specified in the relevant pricing supplement, we will have the right, under certain conditions, to redeem the securities prior to the Maturity Date. If applicable, the relevant pricing supplement will specify the early redemption price or the method by which it will be determined.

Certain Other Definitions	The following defined terms may be used in calculating the payment on your securities:
Closing Level	For a Basket, the “Closing Level” will equal the level of such Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation.

For a Currency, the “Closing Level” will equal the Spot Rate of such Currency, determined as set forth in the relevant pricing supplement on the relevant date of calculation.

For an Index, the “Closing Level” will equal the official closing level of such Index on the relevant date of calculation.

Final Basket Level
The Final Basket Level will equal the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Basket on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Index Level
The Final Index Level will equal the Closing Level of the Index on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Index on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Level
The Final Level will be one of the following, as applicable:

•  Final Basket Level

•  Final Index Level

•  Final Spot Rate

In the relevant pricing supplement, the Final Level may be referred to as the “Final Rate” or “Ending Level,” as applicable.

Final Spot Rate
The Final Spot Rate will equal the Closing Level of the Currency on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Currency on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Initial Basket Level	The Initial Basket Level will equal the Closing Level of the Basket on the Trade Date, or such other level as specified in the relevant pricing supplement.
Initial Index Level	The Initial Index Level will equal the Closing Level of the Index on the Trade Date, or such other level as specified in the relevant pricing supplement.
Initial Level
The Initial Level will be one of the following, as applicable:

•  Initial Basket Level

•  Initial Index Level

•  Initial Spot Rate

In the relevant pricing supplement, the Initial Level may be referred to as the “Initial Rate” or “Starting Level,” as applicable.

Initial Spot Rate	The Initial Spot Rate will equal the Closing Level of the Currency on the Trade Date, or such other price as specified in the relevant pricing supplement.

Lock-In Level	One or more specified percentages, typically expressed as a level of appreciation of the Underlying above the Initial Level, as specified in the relevant pricing supplement.

Maturity Date
The date specified in the relevant pricing supplement. The Maturity Date is subject to adjustment as described below under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Maximum Lock-In Level	A percentage equal to the highest Lock-In Level percentage reached or exceeded on any of the Observation Date(s).

Maximum Return	The Maximum Return will be a number or percentage of the Face Amount which will be specified, if applicable, in the relevant pricing supplement.
In the relevant pricing supplement, the Maximum Return may be referred to as the “Maximum Gain.”
Minimum Payment Amount	An amount specified in the relevant pricing supplement that will be equal to or greater than 90% of the Face Amount but less than or equal to 100% of the Face Amount.
Observation Date(s)	The date(s) specified in the relevant pricing supplement, subject to adjustment as described below under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”
Spot Rate	The Spot Rate will be specified in the relevant pricing supplement.
Trade Date	The date specified in the relevant pricing supplement.
Underlying Return
The Underlying Return will, unless otherwise specified in the relevant pricing supplement, either (a) be equal to the Currency Performance if the Underlying is a single Currency or (b) be calculated as follows if the Underlying is an Index or a Basket of Currencies and/or Indices:

Final Level – Initial Level
Initial Level

In the relevant pricing supplement, the Underlying Return may be referred to as the “Basket Return” or the “Index Return,” as applicable.

Upside Leverage Factor
The Upside Leverage Factor will be a number or percentage which will be specified, if applicable, in the relevant pricing supplement.

In the relevant pricing supplement, the Upside Leverage Factor may be referred to as the “Multiplier” or the “Participation Rate,” as applicable.

Valuation Date(s)
The Final Level will be calculated on a single date, which we refer to as the “Final Valuation Date” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement.

We refer to any Trade Date, Final Valuation Date, Averaging Date or other date specified in the pricing supplement on which a level for an Underlying or Basket Component is required to be determined as a “Valuation Date” in this product supplement. Any Valuation Date is subject to adjustment as described below under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Conflicts of Interest
We own, directly or indirectly, all of the outstanding equity securities of Deutsche Bank Securities Inc. (“DBSI”). Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), any offering in which DBSI participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay any coupons and may not guarantee the full return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing in any Underlying or Basket Component or any of the components included in such Underlying or Basket Component. You should consider carefully the following discussion of risks, including currency exchange rate risk, described below, together with the risk information contained in the prospectus supplement, prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

The securities may not pay more than the Minimum Payment Amount, which could be as low as 90% of the Face Amount.

The Minimum Payment Amount could be as low as 90% of the Face Amount. In addition, you may receive a lower Payment at Maturity than you would have received if you had invested in the Underlying or Basket Components to which the securities are linked. If the Underlying does not appreciate, you will receive only the Minimum Payment Amount at maturity, which could be as low as 90% of the Face Amount, subject to the credit of the issuer. The return of only the Minimum Payment Amount could represent a loss of up to 10% of your initial investment and will not compensate you for the opportunity cost of holding the securities until maturity. Even if the Underlying does appreciate, the Additional Amount may be added to only the Minimum Payment Amount, and not your initial investment amount, when calculating the Payment at Maturity.

You will be entitled to receive at least the Minimum Payment Amount only if you hold your securities to maturity.

You will receive at least the Minimum Payment Amount of your securities if you hold your securities to maturity, subject to the credit of the issuer. If you sell your securities in the secondary market prior to maturity, you may receive less than the Minimum Payment Amount on the portion of your securities sold. You should be willing to hold your securities to maturity.

The appreciation potential of the securities is limited to the Maximum Return, if applicable.

If the securities are subject to a Maximum Return, the appreciation potential of the securities above the Face Amount is generally limited by the Maximum Return. Any applicable Maximum Return will be a percentage which we will determine on the Trade Date and which will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a Maximum Return for the securities, the appreciation potential of the securities will be limited to that Maximum Return even if the Underlying Return multiplied by the Upside Leverage Factor, if applicable, is greater than that Maximum Return.

The Upside Leverage Factor, if applicable, applies only if you hold the securities to maturity.

You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, the price you receive may not reflect the full economic effect of the applicable Upside Leverage Factor or the other economic features of the securities, and the return you realize may not fully reflect the performance of the Underlying or Basket Components, even if such performance is positive. You can receive the full benefit of any applicable Upside Leverage Factor only if you hold your securities to maturity.

The gain on the securities may be limited.

If the Underlying is a single Currency and the Currency Performance is calculated either by dividing the difference between the Initial Price and the Final Price by the Initial Price or by dividing the difference between the Final Price and the Initial Price by the Final Price, the maximum Currency Performance and therefore the maximum Underlying Return will equal 100%. Thus, if not otherwise limited by a stated Maximum Return, the return on the securities will be limited under these formulas to a maximum of 100%. However, under these formulas there is no comparable limit on the negative performance of the Underlying.

The lock-in feature, if applicable, applies only if the Spot Rate reaches a Lock-In Level on an Observation Date.

The lock-in feature, if applicable, of the securities will apply only if the performance of the Underlying reaches a Lock-In Level on an Observation Date. Otherwise, your Payment at Maturity will be based solely on the Underlying Return, subject to the Minimum Payment Amount.

The Securities do not provide for coupon payments.

Deutsche Bank AG will not pay you any coupon payments on the Securities.

Payments on the securities are subject to Deutsche Bank AG’s creditworthiness.

The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment of the Minimum Payment Amount, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its payment obligations, you might not receive the Minimum Payment Amount or any amount owed to you under the terms of the securities and you could lose your entire initial investment.

The Underlying Return may be less than the return of the Underlying or Basket Components on the Maturity Date, or at other times during the term of the securities.

Because the Underlying Return may be calculated based on the relevant Closing Level or Closing Levels on one or more Valuation Dates during the term of the securities, the return of the Underlying or the Basket Components, measured on the Maturity Date or at certain times during the term of the securities, could be greater than the Underlying Return. This difference could be particularly large if there is a significant increase in one or more Closing Levels after a Valuation Date, if there is a significant decrease in the Closing Level of the Underlying or a Basket Component before a Valuation Date or if there is significant volatility in the Closing Level of the Underlying or a Basket Component during the term of the securities (especially on dates near the Valuation Date(s)). For example, when a Valuation Date for the securities is near the end of the term of the securities, if the Closing Level increases or remains relatively constant during the initial term of the securities and then decreases below the Initial Level, the Underlying Return may be significantly less than if it were calculated on a date earlier than such Valuation Date.  Under these circumstances, you may receive a lower Payment at Maturity than you would have received if you had invested directly in the Underlying, the Basket Components, the components underlying the Underlying or Basket Components or contracts or funds relating to the Underlying or Basket Components for which there is an active secondary market.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so or at a price advantageous to you. Deutsche Bank AG and its affiliates intend to act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities. If, at any time, Deutsche Bank AG or its affiliates do not act as market makers, it is likely that there would be little or no secondary market for the securities.

The inclusion in the Issue Price of the agents’ commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity will be based on the full Face Amount of your securities as described in the relevant pricing supplement, the Issue Price of the securities includes the agents’ commission and the estimated cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the Issue Price, and any sale in the secondary market could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

The value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. While we expect that, generally, the level of the Underlying or Basket Components on any day will affect the value of the securities more than any other single factor, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	whether a Maximum Lock-In Level has been invoked, if applicable;

•	the expected volatility of the Underlying or Basket Components;

•	the time remaining to the maturity of the securities;

•	the currency exchange rate and the volatility of the relevant currencies and variations in the degree of correlation between any relevant exchange rates;

•	interest rates and yields in the market generally as well as in the markets of the relevant currencies;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Underlying or Basket Components or markets generally;

•	suspension or disruption of market trading in any relevant currency;

•	supply and demand for the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to, and are able to, sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

You may incur a loss on your investment if you sell your securities in the secondary market prior to maturity.

You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Underlying is above the Initial Level at the time of sale.

Investing in the securities is not equivalent to investing in the Underlying or Basket Components.

You may receive a lower return on the securities than you would have received if you had invested directly in the Underlying or Basket Components, the components of the Underlying or Basket Components or contracts relating to the Underlying or Basket Components for which there is an active secondary market.

You should not expect the value of the securities in the secondary market to vary in direct proportion to changes in the level of the Underlying or Basket Components. Even if the level of the Underlying or Basket Components increases or decreases during the term of the securities, the value of the securities may not increase or decrease by the same amount.

Changes in the values of the Basket Components may offset each other.

Exchange rate movements in the Basket Components may not correlate with each other. At a time when the values of one or more of the Basket Components increase, the values of one or more of the other Basket Components may not increase as much or may decline. Therefore, in calculating the Underlying Return, increases in the value of one or more of the Basket Components may be moderated, offset or more than offset, by lesser increases or declines in the value of the other Basket Components, particularly if the Basket Components that appreciate are of relatively low weight in the Basket.

The Basket Components may not be equally weighted.

If the securities are linked to a Basket, the Basket Components may have different weights in determining the performance of the Basket. In such case, a negative performance by a Basket Component with a greater weighting will have a greater negative impact on the performance of the Basket than if the Basket Components were equally weighted.

Movements in the Basket Components may or may not be correlated.

High correlation of movements in the Basket Components during periods of negative returns among the Basket Components could have an adverse affect on your return on your investment at maturity. However, the movements of the Basket Components may be or become uncorrelated in the future. Accordingly, at a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may decline.

Concentration risks may adversely affect the value of the securities.

If the Underlying or Basket Components are concentrated in a single or a limited number of geographical regions, you will not benefit, with respect to the securities, from the advantages of a diversified investment and will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of geographical regions.

The value of the securities may be subject to emerging markets risk.

The value of the securities may be subject to the political and economic risks of emerging market countries through certain Underlyings or Basket Components. An Underlying or Basket Component may be linked to currencies of emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could affect the value of the securities and the amount payable to you at maturity.

Even though currencies are traded around-the-clock, if a secondary market for the securities develops, the securities may trade only during regular hours in the United States.

The interbank market for currencies, including the U.S. dollar, is a global, around-the-clock market and currency values are quoted 24 hours a day. Therefore, the hours of trading for the securities, if any, may not conform to the hours during which the relevant currencies are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the exchange rates of the relevant currencies, that will not be reflected immediately in the market price, if any, of the securities.

The absence of last-sale and other information about the relevant currencies may affect the price of the securities.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the Underlying Return of the relevant currencies. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the relevant currencies may not be as well-known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the exchange rates of the relevant currencies and must be prepared to make special efforts to obtain that information on a timely basis.

The securities are subject to currency exchange rate risk.

Holders of securities will be exposed to currency exchange rate risk with respect to each of the currencies included in an Underlying or Basket Component to which payment on the securities may be linked. An investor’s net exposure will depend on the extent to which the currencies included in an Underlying or Basket Component strengthen or weaken against the relevant reference currency and the relative weight of each currency included in the Underlying or Basket Component. If, taking into account such weighting, the relevant reference currency strengthens against the respective component currencies as a whole, the Underlying Return may be adversely affected, and the Payment at Maturity of the securities may be reduced. Foreign currency exchange rates vary over time, and may vary considerably during the term of the securities. Changes in foreign currency exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in the relevant currency’s country and economic and political developments in other relevant countries. Additionally, the volatility and/or the correlation (including the direction and the extent of such correlation) of the currency exchange rates between the relevant reference currency and the currencies included in the Underlying or Basket Components could affect the value of the securities.

Of particular importance to currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	political, civil or military unrest;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the Underlying or Basket Components.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Underlying or Basket Components and other countries important to international trade and finance.

The liquidity and trading value of, and amounts payable under, the securities could be affected by the actions of the governments of the originating nations of the relevant currencies.

Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the securities is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There may not be an adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency, or in the event of other developments affecting any relevant currency.

Currency markets may be volatile.

Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency risks include, but are not limited to, convertibility risk, market volatility and the potential impact of actions taken by governments, which may include the regulation of exchange rates or foreign investments, the imposition of taxes, the issuance of new currency to replace an existing currency or the evaluation or revaluation of a currency. These factors may affect the level of any Underlying or Basket Component and, therefore, the value of your securities in varying ways.

The recent global financial crisis or any future financial crisis can be expected to heighten currency exchange risk.

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others, with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the U.S. government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the level of any Underlying or Basket Component and, therefore, the value of your securities.

We do not control any Index or the components underlying such Index, unless otherwise stated in the relevant pricing supplement.

The return on the securities may be linked to one or more Indices. Except as we may otherwise describe in the relevant pricing supplement, we will not be affiliated with any Sponsor of any Index. As a result, we will have no ability to control the actions of such Sponsor or the components included in the Index, including actions that could affect the value of the components included in the Index or your securities. Except as we may otherwise describe in the relevant pricing supplement, none of the money you pay us will go to the Sponsor (except where we are the Sponsor). The Sponsor will not be involved in the offering of the securities in any way or have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of the securities.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities.

We and our affiliates trade the components underlying any Underlying or Basket Component and other financial instruments related to the Underlying or Basket Component and its components on a regular basis, for our or their accounts and for other accounts under our or their management. We and our affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying or Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Underlying or Basket Components and, accordingly, could affect the value of the securities, and the amount payable to you at maturity.

Trading and other transactions by us or our affiliates may impair the value of the securities.

We or one or more of our affiliates expect to hedge the exposure from the securities by entering into various derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Closing Level of the Underlying or Basket Component, and therefore, make it less likely that you will receive a positive return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Underlying or Basket Components on a regular basis as part of its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying or Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

Our actions as calculation agent may adversely affect the value of the securities.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Final Level, the Closing Level(s), the Underlying Return and the amount, if any, that Deutsche Bank AG will pay you at maturity. If Early Redemption is specified, the calculation agent will also be responsible for determining whether an Early Redemption Event (as defined below) has occurred. The calculation agent will also be responsible for determining whether a Market Disruption Event has occurred, whether an Underlying or Basket Component has been discontinued and whether there has been a material change in the method of calculation of any Underlying or Basket Component. In performing these duties, we may have interests that are adverse to the interests of the holders of the securities, which may adversely affect your return on the securities, particularly where we, as the calculation agent, are entitled to exercise discretion. See the sections of this product supplement called “Description of Securities — Adjustments to Valuation Dates and Payment Dates,” “Description of Securities — Early Redemption” and “Description of Securities — Discontinuance of an Index; Alteration of Method of Calculation.” There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these capacities will not adversely affect the value of the securities. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the securities may adversely affect the amount payable to you at maturity, potential conflicts of interest exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Deutsche Bank AG, its affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could adversely affect the level of the Underlying or Basket Components to which the securities are linked or the value of the securities.

Deutsche Bank AG, its affiliates and agents may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Underlying or Basket Components to which the securities are linked.

Market disruptions and government actions, including those specifically affecting Deutsche Bank AG, may adversely affect your return.

The calculation agent may, in its sole discretion, determine that a Market Disruption Event has occurred, which may include without limitation: a general inconvertibility event that generally makes it impossible to convert the relevant currency into the relevant reference currency through customary legal channels; a general non-transferability event that generally makes it impossible (a) to deliver the relevant reference currency from accounts inside a relevant currency jurisdiction to accounts outside that relevant currency jurisdiction, or (b) to deliver a relevant currency between accounts inside the relevant currency jurisdiction for such relevant currency or to a party that is a non-resident of the relevant currency jurisdiction for such relevant currency; a default or other similar event with respect to any security or indebtedness of, or guaranteed by, any governmental authority of the relevant currency jurisdiction;  any change in the laws or regulations, or official interpretations of such, in the relevant currency jurisdiction in respect of any relevant currency; any nationalization or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in the relevant currency jurisdiction; or the inability by Deutsche Bank AG or any of its affiliates, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to the securities.

Upon the occurrence of one of these events, or another event that is included as a Market Disruption Event, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Closing Level of an Underlying or Basket Component as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates,” and such Closing Level may differ substantially from the published exchange rate or closing level of such Underlying or Basket Component in the absence of such events. As a result, any such Market Disruption Event may adversely affect your return. Thus, the amount you receive at maturity may be less than the full Face Amount of your securities.

If the securities are subject to Early Redemption, the return on your securities may be reduced and you may receive less than the full Face Amount of your securities in such circumstances.

If specified in the relevant pricing supplement, the securities will be subject to Early Redemption in the event that the calculation agent determines that one of the following events has occurred: a general inconvertibility event that generally makes it impossible to convert the relevant currency into the relevant reference currency through customary legal channels; a general non-transferability event that generally makes it impossible (a) to deliver the relevant reference currency from accounts inside a relevant currency jurisdiction to accounts outside that relevant currency jurisdiction, or (b) to deliver a relevant currency between accounts inside the relevant currency jurisdiction for such relevant currency or to a party that is a non-resident of the relevant currency jurisdiction for such relevant currency; any change in laws or regulations, or official interpretations of such, in the relevant currency jurisdiction in respect of any relevant currency; or inability of Deutsche Bank AG or any of its affiliates, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to the securities. In such circumstances, we may redeem the securities prior to maturity and the amount that we pay you may be less or significantly less than the full Face Amount of your securities.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below; and that pricing supplement and/or an underlying supplement will describe the currency relative to a reference currency, the currency based index or basket of such currencies and/or currency based indices to which the securities will be linked. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement and prospectus. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to one of our securities linked to the performance of a currency relative to a reference currency, a currency based index or a basket of such currencies and/or indices.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the performance of a currency (a “Currency”) relative to a reference currency, a currency based index (an “Index”) or a basket (a “Basket”) of such Currencies and/or Indices (each a “Basket Component”). Each Currency, Index and Basket will be referred to as an “Underlying.”

The securities are included in a series of notes referred to in the accompanying prospectus supplement for our Global Notes, Series A. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent and registrar.

The securities do not provide for coupon payments and may not guarantee the full return of your initial investment at, or prior to, maturity. Instead, at maturity, Deutsche Bank AG will pay you a cash payment, the amount of which will vary depending on the performance of the Underlying, calculated as set forth in the relevant pricing supplement.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations, except for obligations required to be preferred by law.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement. The terms described in that document should be read as supplementing those described herein, in the relevant underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein, in the relevant underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement will control.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Certain Defined Terms

Each term listed below has the meaning given to it for the purpose of this product supplement and the relevant pricing supplement, unless the context otherwise requires or the relevant pricing supplement gives the term a different meaning.

Averaging Dates means the dates specified in the relevant pricing supplement, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.” If Averaging Dates are specified, the Final Level will be determined on the last Averaging Date, which we refer to as the “Final Averaging Date.”

Business Day means, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Closing Level means:

(a)	for a Basket, the level of such Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation;

(b)	for a Currency, the Spot Rate of such Currency, determined as set forth in the relevant pricing supplement on the relevant date of calculation; and

(c)	for an Index, the official closing level of such Index on the relevant date of calculation.

Currency Business Day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

Currency Performance will be calculated using one of the following formulas, or such other formula as may be specified in the relevant pricing supplement:

Final Level – Initial Level
Initial Level

OR

Final Level – Initial Level
Final Level

OR

Initial Level – Final Level
Initial Level

OR

Initial Level – Final Level
Final Level

If the Currency Performance is calculated either by dividing the difference between the Initial Price and the Final Price by the Initial Price or by dividing the difference between the Final Price and the Initial Price by the Final Price, the maximum Currency Performance will equal 100%. Thus, if not otherwise limited by a stated Maximum Return, the return on the securities will be limited under these formulas to a maximum of 100%. However, under these formulas, there is no comparable limit on the negative performance of the Currency.

In the relevant pricing supplement, the Currency Performance may be referred to as the “Currency Return.”

Face Amount means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Basket Level means the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Basket on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Index Level means the Closing Level of the Index on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Index on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Level means one of the following, as applicable:

•	Final Basket Level

•	Final Index Level

•	Final Spot Rate

In the relevant pricing supplement, the Final Level may be referred to as the “Final Rate” or “Ending Level,” as applicable.

Final Spot Rate means the Closing Level of the Currency on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Currency on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Valuation Date means the date specified in the relevant pricing supplement, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.”

Initial Basket Level means the Closing Level of the Basket on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Index Level means the Closing Level of the Index on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Level means one of the following, as applicable:

•	Initial Basket Level

•	Initial Index Level

•	Initial Spot Rate

In the relevant pricing supplement, the Initial Level may be referred to as the “Initial Rate” or “Starting Level,” as applicable.

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Initial Spot Rate means the Closing Level of the Currency on the Trade Date, or such other price as specified in the relevant pricing supplement.

Lock-In Level means one or more specified percentages, typically expressed as a level of appreciation of the Underlying above the Initial Level, as specified in the relevant pricing supplement.

Maturity Date means the date specified in the relevant pricing supplement, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.”

Maximum Lock-In Level means the percentage equal to the highest Lock-In Level percentage reached or exceeded on any of the Observation Date(s).

Maximum Return means a number or percentage of the Face Amount which will be specified, if applicable, in the relevant pricing supplement. In the relevant pricing supplement, the Maximum Return may be referred to as the “Maximum Gain.”

Minimum Payment Amount means an amount specified in the relevant pricing supplement that will be equal to or greater than 90% of the Face Amount but less than or equal to 100% of the Face Amount.

Observation Date(s) means the date(s) specified in the relevant pricing supplement, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.”

Payment at Maturity means the payment due at maturity with respect to each security, as described below under “— Payment at Maturity.”

Sponsor means the sponsor of an Index.

Spot Rate will be specified in the relevant pricing supplement.

Trade Date means the date specified in the relevant pricing supplement.

Underlying Return will, unless otherwise specified in the relevant pricing supplement, either (a) be equal to the Currency Performance if the Underlying is a single Currency or (b) be calculated as follows if the Underlying is an Index or a Basket of Currencies and/or Indices:

Final Level – Initial Level
Initial Level

In the relevant pricing supplement, the Underlying Return may be referred to as the “Basket Return” or the Index Return,” as applicable.

Upside Leverage Factor means a number or percentage which will be specified, if applicable, in the relevant pricing supplement. In the relevant pricing supplement, the Upside Leverage Factor may be referred to as the “Multiplier” or the “Participation Rate,” as applicable.

Valuation Date(s) means any Trade Date, Final Valuation Date, Averaging Date or other date specified in the pricing supplement on which a level for an Underlying or Basket Component is required to be determined, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.”

Payment at Maturity

Unlike ordinary debt securities, the securities may not guarantee the full return of your initial investment at maturity and do not pay coupon payments. Instead, at maturity, Deutsche Bank AG will pay you a cash amount based on the performance of the Underlying, as described below or as specified in the relevant pricing supplement. The Payment at Maturity will be subject to a Minimum Payment Amount. The Minimum Payment Amount could be as low as 90% of the Face Amount. Any Payment at Maturity, including payment of the Minimum Payment Amount, is subject to the credit of the issuer.

The relevant pricing supplement may specify an alternative Payment at Maturity calculation which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out in full how your Payment at Maturity is calculated.

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Minimum Payment Amount + Additional Amount

The Minimum Payment Amount may be as low as 90% of the Face Amount, and the Additional Amount may be $0. Accordingly, you could lose up to 10% of your initial investment.

The Additional Amount, unless otherwise specified in the relevant pricing supplement, will be calculated as follows.

If one or more Lock-In Levels are not specified as applying in the relevant pricing supplement, the Additional Amount will equal:

Face Amount × (Upside Leverage Factor × Underlying Return), subject to any Maximum Return

If one or more Lock-In Levels are specified as applying in the relevant pricing supplement, the Additional Amount will equal:

Face Amount × the greater of: (a) Upside Leverage Factor × Underlying Return or
 (b) the Maximum Lock-In Level, if any

The Additional Amount will not be less than $0.

Alternative Calculation of Payment at Maturity Using Underlying Contributions

If the relevant pricing supplement specifies, your Payment at Maturity may be based on the aggregated, weighted returns derived from the performance of two or more Underlyings.

If this method of calculation is specified, the Underlying Return of two or more Underlyings will be used to calculate a Payment at Maturity amount (each an “Underlying Contribution”) in accordance with the provisions set out above under “— Payment at Maturity.” Each Underlying Contribution may be subject to a Maximum Return, a Maximum Lock-In Level and/or an Upside Leverage Factor assigned to the particular Underlying.

To calculate your Payment at Maturity, the Underlying Contribution applicable to each Underlying will be weighted (i.e. multiplied by a percentage) and the weighted Underlying Contributions will be added together to arrive at the Payment at Maturity.

Adjustments to Valuation Dates and Payment Dates

A Valuation Date is any Observation Date, Final Valuation Date, Averaging Date, Trade Date or other date specified in the pricing supplement on which a level for an Underlying or Basket Component is required to be determined and is subject to adjustment as described below.

Upon an adjustment to a Valuation Date (other than a Trade Date), the Maturity Date or any other date on which a payment is made to the holder of the securities based on the level of an Underlying or Basket Component on such Valuation Date (together with the Maturity Date, a “Payment Date”) may be adjusted as well. Payment Dates will also be adjusted if they are not Business Days.

As used in the following sections under “— Adjustments to Valuation Dates and Payment Dates,” “Underlying” refers to an individual Currency or Index to which a security is linked. For Underlyings that make up a Basket, adjustments for Market Disruption Events will be applied to the individual Basket Components.

The relevant pricing supplement may specify an alternative method of adjustment to Valuation Dates and Payment Dates which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out how the adjustments will occur.

If a security is issued with a term (from but excluding the settlement date to and including the Maturity Date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply but the Valuation Date and the Maturity Date will not adjust so that the term (calculated as described above) is greater than one year.

Adjustments to Valuation Dates

The following adjustments will be made for Market Disruption Events and non-Currency Business Days.

If:

(a)	a Valuation Date is not a Currency Business Day with respect to any Underlying or Basket Component; or

(b)	a Market Disruption Event for any Underlying or Basket Component occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for such disrupted Underlying or Basket Component, as applicable, may, in the discretion of the calculation agent, be postponed to the immediately succeeding Currency Business Day on which no Market Disruption Event for such Underlying or Basket Component occurs or is continuing. The Valuation Date for any such Underlying or Basket Component will not be postponed later than the fifth scheduled Currency Business Day after the date originally scheduled for such Valuation Date (the “Fifth Day”).

If the Valuation Date is postponed to the Fifth Day and:

(a)	the Fifth Day is not a Currency Business Day with respect to such Underlying or Basket Component; or

(b)	a Market Disruption Event for such Underlying or Basket Component occurs or is continuing on the Fifth Day,

then, on the Fifth Day the calculation agent will determine the Closing Level of such Underlying or Basket Component (i) in the case of an Index, using the formula for, and method of calculating, the Closing Level last in effect prior to the commencement of the Market Disruption Event or initial non-Currency Business Day for such Underlying or Basket Component, using the level of each component of such Underlying or Basket Component (or, if trading in the relevant component has been materially suspended or materially limited, the calculation agent’s good faith estimate of the level of each component) on the Fifth Day, and (ii) in the case of a Currency, in good faith and in a commercially reasonable manner.

For a Basket, the calculation agent will then calculate the Closing Level for the Basket using:

(a)	for Basket Components not disrupted on the original Valuation Date, the published Closing Levels of such Basket Components on the original Valuation Date;

(b)
for Basket Components disrupted on the original Valuation Date but not disrupted on one or more Currency Business Days from the original Valuation Date to and including the Fifth Day, the published Closing Levels of such Basket Components on the first Currency Business Day after the original Valuation Date on which no Market Disruption Event occurred or was continuing; and

(c)	for Basket Components disrupted from the original Valuation Date through the Fifth Day, the calculation agent’s determination of the Closing Levels of such Basket Components.

Consequences for Adjustments to Valuation Dates

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or Final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following such Final Valuation Date or Final Averaging Date, as postponed.

Market Disruption Events

A “Market Disruption Event” means any of the following, in each case as determined by the calculation agent:

•	A currency exchange rate used in the calculation of the Underlying or Basket Component splits into dual or multiple exchange rates;

•
An event occurs that generally makes it impossible to convert the Underlying or Basket Component or a currency used in the calculation of the Underlying or Basket Component (a “Relevant Currency”) into the relevant reference currency in the home country for such Relevant Currency (the “Relevant Currency Jurisdiction”) through customary legal channels (such an event, a “General Inconvertibility Event”);

•
An event occurs that generally makes it impossible (a) to deliver the relevant reference currency from accounts inside a Relevant Currency Jurisdiction to accounts outside that Relevant Currency Jurisdiction, or (b) to deliver a Relevant Currency between accounts inside the Relevant Currency Jurisdiction for such Relevant Currency or to a party that is a non-resident of the Relevant Currency Jurisdiction (such an event, a “General Non-transferability Event”);

•
The occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority of the Relevant Currency Jurisdiction;

•
Any change in, or amendment to, the laws or regulations prevailing in the Relevant Currency Jurisdiction in respect of any Relevant Currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the calculation agent determines may cause another Market Disruption Event to occur or that leads or may lead to the introduction of a currency peg regime (such an event, a “Change in Law Event”);

•	The occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the Underlying or Basket Component;

•
Any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in the Relevant Currency Jurisdiction;

•
The calculation agent determines that there is a material difference in a currency exchange rate relevant to the Underlying or Basket Component as determined by reference to the rate source for the Underlying or Basket Component and any other market source;

•
It becomes impossible to obtain a currency exchange rate relevant to the Underlying or Basket Component, either from the source for that rate or by the Sponsor of the Underlying or Basket Component itself acting in good faith in a commercially reasonable manner;

•
The calculation agent determines that Deutsche Bank AG or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to any securities or other relevant transactions linked to the Underlying or Basket Component, or to realize, recover or remit the proceeds of any such transactions (such an event, a “Currency Hedging Disruption Event”);

•	The Sponsor of the Underlying or Basket Component fails to publish the closing level of the Underlying or Basket Component; and

•	Any event that the calculation agent determines may lead to any of the foregoing events.

Early Redemption

If the relevant pricing supplement specifies that the offered securities are subject to Early Redemption, then, if the calculation agent determines that an Early Redemption Event has occurred and is continuing, we may redeem the securities prior to the Maturity Date at the early redemption price, which will either be specified in the relevant pricing supplement or the method by which it will be determined will be specified in the relevant pricing supplement. We will deliver any notice of Early Redemption to holders of securities not less than five Business Days prior to the relevant early redemption date. Any such notice of Early Redemption will be irrevocable and will specify the early redemption date for the securities.

For purposes of the foregoing, an “Early Redemption Event” means any of a General Inconvertibility Event, a General Non-transferability Event, a Change in Law Event, a Currency Hedging Disruption Event and such other event or events as may be specified in the relevant pricing supplement.

Discontinuation of an Index; Alteration of Method of Calculation

If the Sponsor of an Index discontinues publication of the Index and the Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then any Closing Level will be determined by reference to the official closing level of such Successor Index on which a level for the Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Relevant Date, and the calculation agent determines, in its sole discretion, that no Successor Index is available at such time, or the calculation agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then (a) the calculation agent will determine the Closing Level for such Relevant Date and (b) the index level, if applicable, at any time on such Relevant Date will be deemed to equal the Closing Level on that Relevant Date, as determined by the calculation agent. The Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently comprising the Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the calculation agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch. As calculation agent, Deutsche Bank AG, London Branch will determine, among other things, the Initial Level, the Final Level, the Closing Level(s), the Underlying Return and the amount, if any, that Deutsche Bank AG will pay you at maturity. If Early Redemption is specified, the calculation agent will also be responsible for determining whether an Early Redemption Event has occurred. The calculation agent will also be responsible for determining whether a Market Disruption Event has occurred, whether an Underlying or Basket Component has been discontinued and whether there has been a material change in the method of calculation of any Underlying or Basket Component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

All calculations with respect to the Closing Level(s) and Underlying Return will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described under the caption “Description of Securities — Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have successive Averaging Dates, then the Business Days immediately preceding the date of acceleration will be the corresponding Averaging Dates. If the securities have scheduled Averaging Dates that are not all on successive Business Days, then the amount due and payable will be calculated as though the Closing Levels of the Underlying for any Averaging Dates scheduled to occur on or after such date of acceleration were the Closing Levels of the Underlying on the date of acceleration.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-

registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

THE UNDERLYINGS

Indices

In the relevant pricing supplement we will provide summary information regarding any Indices to which the securities will be linked, based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information. The Indices to which payment on the securities will be linked may also be described in an underlying supplement relating to the securities.

General

This product supplement, any relevant underlying supplement and the relevant pricing supplement relate only to the securities offered thereby. We have derived any and all disclosures contained in this product supplement, any relevant underlying supplement and the relevant pricing supplement regarding the Indices described therein from the publicly available documents described above. In connection with any offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the Indices described therein. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the Indices described therein have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Indices described therein could affect the Payment at Maturity with respect to the securities and, therefore, the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of any Underlying.

As a prospective purchaser of a security, you should undertake an independent investigation of the Underlying or Basket Components as in your judgment is appropriate to make an informed decision with respect to an investment in the securities. We or our affiliates are active participants in the currency markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more currency transactions and such transactions may have a negative impact on any Underlying or Basket Component.

We describe various risk factors that may affect the value of your securities, and the unpredictable nature of that value, under “Risk Factors” above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of a security purchased at its original issuance for the Issue Price. It applies to you only if you hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Unless otherwise indicated in the relevant pricing supplement, insofar as we have responsibility for information reporting and withholding for U.S. federal income tax purposes, we expect to treat interest income from a security as U.S.-source income. You should expect other persons responsible for information reporting and withholding to do the same. The following discussion assumes that this treatment is correct.

The discussion that follows may be modified or superseded by the discussion in a relevant pricing supplement, which you should consult before making a decision to invest in the securities to which the pricing supplement pertains.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities with a term of one year or less

The following discussion applies only to a security that provides for a single payment at maturity and has a term of one year or less (from but excluding the settlement date to and including the last possible date that the security could be outstanding pursuant to its terms). Such a security should be treated as a short-term debt instrument, and the discussion that follows assumes that this treatment is correct.

Because of the lack of direct authority, there is uncertainty regarding the application of Section 988 of the Code to a short-term debt instrument.  Where applicable, Section 988 treats gain or loss with respect to certain financial instruments as ordinary, rather than capital, to the extent the gain or loss is attributable to fluctuations in currency exchange rates.  The discussion that follows describes general rules applicable to short-term debt instruments.  It is possible that gain or loss that would be capital under these general rules would instead be treated as ordinary in character because of the application of Section 988.  Special reporting rules could apply if your ordinary losses under Section 988 exceed a specified threshold.

If you are a cash-method  taxpayer, you generally will not be required to recognize income with respect to a security prior to its taxable disposition, including payment at maturity. If you are an accrual-method taxpayer (or a cash-method taxpayer who elects to accrue income on the security currently), you will be subject to rules that generally require accrual of discount on a short-term debt instrument on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. Under these general rules, the amount you are required to accrue is the excess of the “stated redemption price at maturity” of your security (i.e., the amount due at its maturity) over its issue price. Because this amount is not known at the time your security is issued, it is not clear what amount of discount, if any, will be treated as having accrued prior to the Final Valuation Date.

Upon a taxable disposition of a security, including at maturity, you will recognize gain or loss in an amount equal to any difference between the amount received and your basis in the security. Your basis in the security should equal the amount you paid to acquire it, increased by any previously accrued discount you have included in income. Under generally applicable rules, the amount of any resulting loss will be treated as a short-term capital loss (the deductibility of which is subject to limitations). The excess of the amount you receive at maturity over your basis in the security should be treated as ordinary income.

If you are a cash-method taxpayer who has not elected to accrue income on a security currently, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the security, in an amount not exceeding the accrued discount that you have not included in income. In addition, if you are such a taxpayer who realizes gain on sale of a security prior to its maturity, all or a portion of your gain will be treated as ordinary income, in an amount not exceeding the amount of accrued discount that you have not included in income. As noted above, it is not clear what amount of discount, if any, will be treated as having accrued prior to the Final Valuation Date. Accordingly, the application of the rules discussed in this paragraph is not clear.

Securities with a term of more than one year

The following discussion applies only to a security with a term of more than one year that provides for a single payment at maturity. Such a security should be treated as a “contingent payment debt instrument” for U.S. federal income tax purposes, and the discussion that follows assumes that this treatment is correct.

The security will be subject to special original issue discount (“OID”) provisions set out in Treasury regulations under which, regardless of your method of accounting, you will be required to accrue interest income on the security during the period you own it, even though we will not be required to make any payment with respect to the security prior to its maturity. We are required to determine a “comparable yield” for each issuance of securities. The comparable yield generally is the yield at which, in similar market conditions, we could issue a fixed-rate debt instrument with terms similar to those of the relevant security, including the level of subordination, term and timing of payments, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the security. Solely for purposes of determining the amount of OID that you will be required to accrue as interest income, we are also required to construct a “projected payment schedule” representing a payment at maturity that produces a yield to maturity equal to the comparable yield, as described below.

We will determine the comparable yield for each issuance of securities and will provide the comparable yield, and the related projected payment schedule, in the relevant pricing supplement for the securities or in another manner described in the relevant pricing supplement. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on a security. For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals in respect of your security, unless you timely disclose and justify the use of other estimates to the Internal Revenue Service (the “IRS”). Regardless of your method of tax accounting, you will be required to accrue interest income on your security in each taxable year based on the comparable yield.

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier taxable disposition) of a security, equal to the product of (i) its “adjusted issue price” (as defined below) as of the beginning of the accrual period, (ii) its comparable yield, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held it divided by the number of days in the accrual period. For U.S. federal income tax purposes, the adjusted issue price of a security is its issue price increased by any previously accrued interest income.

Upon a taxable disposition of a security, including at maturity, you generally will recognize taxable income or loss equal to the difference between the amount received from the taxable disposition and your adjusted basis in the security.  Your adjusted basis in the security will equal the amount you paid to acquire it, increased by the amount of interest income previously accrued by you in respect of the security.  You generally must treat any income on a taxable disposition as interest income and any loss as ordinary loss to the extent of previous interest inclusions, with the balance treated as capital loss.  These ordinary losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.  The deductibility of capital losses, however, is subject to limitations. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Special rules may apply if the payment at maturity on a security is treated as becoming fixed prior to the Final Valuation Date. For this purpose, a payment will be treated as fixed if the remaining contingencies with respect to it are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payment and the fixed payment in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your basis in the security. The character of any gain or loss on a taxable disposition of your security also could be affected.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” any income or gain you realize with respect to a security should not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

Legislation generally referred to as FATCA, as interpreted in proposed regulations (which are not effective as of the date of this product supplement) and other published guidance, will generally impose, with respect to securities issued after December 31, 2012, a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) of (i) U.S.-source interest (including OID) after December 31, 2013 and (ii) the proceeds of taxable dispositions of such securities after December 31, 2014, unless various U.S. information reporting and due diligence requirements have been satisfied. The reporting and diligence requirements of the regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. We will not pay additional amounts on account of any such withholding tax.

Information Reporting and Backup Withholding

Accruals of OID and cash proceeds received from a disposition of a security may be subject to information reporting. Cash proceeds may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the securities by taking positions in the relevant Underlying or Basket Components, the components underlying the relevant Underlying or Basket Components, or instruments whose value is derived from the relevant Underlying or Basket Components or their underlying components. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the level of the relevant Underlying or Basket Components (including the Initial Level), and therefore effectively establish a higher level that the relevant Underlying or Basket Components must achieve for you to obtain a positive return on your investment or avoid a loss of some of your initial investment at maturity. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date or Valuation Dates could decrease the Closing Levels of the relevant Underlying or Basket Components on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the relevant Underlying or Basket Components, the components underlying the relevant Underlying or Basket Components, or instruments whose value is derived from the relevant Underlying or Basket Components or their underlying components. Although we have no reason to believe that any of these activities will have a material impact on the level of the relevant Underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of DBSI and Deutsche Bank Trust Company Americas (“DBTCA”) as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement or at prevailing market prices or at prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees, in the amount set forth on the cover page of the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of FINRA, the underwriting arrangements for any offering in which DBSI participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.